UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of `1934

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AMERICAN EXPLORATION CORPORATION
(Name of Registrant As Specified in Charter)

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AMERICAN EXPLORATION CORPORATION
Suite 1520, 700 6th Ave SW
Calgary, Alberta
Canada T2P 0T8

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved: (i) that certain merger agreement dated January 13, 2013 (the "Merger Agreement") among Spotlight Innovation LLC, an Iowa limited liability company ("Spotlight"), American Exploration Corporation, a Nevada corporation (the "Company") and American Exploration Sub Inc., the wholly-owned subsidiary of the Company and a Nevada corporation (the "Merger Sub"); (ii) ratify the appointment of Cristopher Grunewald as a member of the Board of Directors and as the President of the Company; (iii) an amendment to the articles of incorporation (the "Name Change Amendment") to change the name of the Company from "American Exploration Corporation" to "Spotlight Innovation Inc."; (iv) an amendment to the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital from 2,100,000,000 shares of common stock, par value $0.001, to 4,000,000,000 shares of common stock, par value $0.001 (the "Increase in Authorized Capital"); (v) an amendment to the articles of incorporation to authorize 5,000,000 shares of preferred stock, including two new series of preferred stock, and blank check preferred stock (the “Preferred Stock Amendment”) and (vi) a reverse stock split of one for five hundred (1:500) of the shares of common stock of the Company (the "Reverse Stock Split").

These actions were approved by written consent on July 22, 2013 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of July 22, 2013, have approved the Merger Agreement, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment, the Reverse Split and ratified the appointment of Cristopher Grunewald as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about November 4, 2013.

For the Board of Directors

By:	/s/ Steve Harding
Steve Harding
President/Chief Executive Officer

AMERICAN EXPLORATION CORPORATION

Suite 1520, 700 6th Ave SW
Calgary, Alberta
Canada T2P 0T8

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of American Exploration Corporation (the "Company") as of July 22, 2013 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Merger Agreement, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment, the Reverse Split and ratify the appointment of Cristopher Grunewald.

"We," "us," "our," the “Registrant” and the "Company" refers to American Exploration Corporation, a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of American Exploration Corporation, a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to: (i) consummate the Merger Agreement; (ii) ratify the appointment of Cristopher Grunewald as a member of the Board of Directors and as the Chief Executive Officer of the Company; (iii) amend the articles of incorporation (the "Name Change Amendment") to change the name of the Company from "American Exploration Corporation" to "Spotlight Innovation Inc."; (iv) amend the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital from 2,100,000,000 shares of common stock, par value $0.001, to 4,000,000,000 shares of common stock, par value $0.001 (the "Increase in Authorized Capital"); (v) an amendment to the articles of incorporation to authorize 5,000,000 shares of preferred stock, including two new series of preferred stock, and blank check preferred stock (the “Preferred Stock Amendment”); and (vi) effectuate the Reverse Stock Split.

On July 22, 2013, the Company obtained the approval of the Merger Agreement, the Name Change Amendment, the Authorized Capital Amendment, the Reverse Split, the Preferred Stock Amendment, and ratification of the appointment of Cristopher Grunewald by written consent of the stockholders that are the record owners of 65,650,000 shares of common stock, which represents an aggregate of approximately 54.5% of the voting power as of July 22, 2013. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Orange Investments Ltd. holding of record 60,000,000 shares of common stock (49.8%); (ii) Steve Harding holding of record 2,150,000 shares of common stock (1.8%); (iii) Brian Manko holding of record 300,000 shares of common stock (.2%); and (iv) Devinder Randhawa holding of record 3,200,000 shares of common stock (2.7%).

The Merger Agreement, the appointment of Mr. Grunewald, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Reverse Stock split cannot be effectuated until ten (10) days after the mailing of this Information Statement and after the filing of: (i) the Merger Agreement and associated documents with the Nevada Secretary of State; (ii) the amended Articles of Incorporation with the Nevada Secretary of State with respect to the Name Change, the Increase in Authorized Capital, and the Preferred Stock Amendment; and (iii) the certain documentation with FINRA regarding the Name Change and the Reverse Stock Split.

The date on which this Information Statement will be sent to stockholders will be on or about November 4, 2013 and is being furnished to all holders of the common stock of the Company on record as of July 22, 2013.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, the Annual Report on Form 10-K for fiscal year ended December 31, 2012 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed by the Company during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 403.233.8484. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to consummate the Merger Agreement, appoint Mr. Grunewald to the Board of Directors and as President of the Company, effect the Name Change Amendment, effect the Authorized Capital Amendment, effect the Preferred Stock Amendment and effect the Reverse Stock Split. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 120,273,333 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 65,650,000 votes, which represents approximately 54.5% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Merger Agreement, the appointment of Mr. Grunewald to the Board of Directors and as the President of the Company, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Reverse Stock Split described herein in a unanimous written consent, dated July 22, 2013.

PROPOSAL 1
MERGER AGREEMENT

On July 22, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved consummation of the Merger Agreement.

Purpose and effect of the Merger Agreement

Our Board of Directors believes that consummating the Merger Agreement is necessary in light of the current business operations of the Company and the proposed future business operations offered by Spotlight. In accordance with the terms and provisions of the Merger Agreement, the Company will create a wholly-owned subsidiary known herein as the Merger Sub. The Merger Sub shall acquire all the total issued and outstanding membership interests held of record by the members of Spotlight (the "Spotlight Members"), all other rights to acquire capital stock and all the assets of Spotlight pursuant to a merger of Spotlight with and into the Merger Sub with the Merger Sub surviving as a wholly-owned subsidiary of the Company (the "Merger"). In connection with the Merger, the Company shall issue shares of its restricted common stock to the Spotlight Members on a pro-rata basis in accordance with their respective Spotlight Membership Interests.

Terms of Merger Agreement

On February 12, 2013, the Company entered into the Merger Agreement with Spotlight. In accordance with the terms and provisions of the Merger Agreement, all of the issued and outstanding membership interests of Spotlight (the "Membership Interests") will be converted into the right to receive an aggregate of 7,500,000 fully paid and non-assessable shares of our restricted common stock on a post reverse split basis. Certain conditions precedent must be satisfied prior to closing of the Merger Agreement which include, but are not limited to, the following: (i) Spotlight shall have completed and be satisfied with its due diligence review of the Company; (ii) the Company shall have received financing in an amount of at least $237,500 on terms approved by its Board of Directors, which shall be utilized to pay off certain of its liabilities; (iii) the Company shall have completed a 200:1 reverse stock split of its common stock; (iv) the Company shall have amended its certificate of incorporation to change its name to Spotlight Innovation, Inc.; (v) the Company shall have received approval from a majority of our shareholders of the Merger Agreement and the transactions contemplated therein; and (vi) the current Board of Directors shall appoint Cristopher Grunewald as a member of the Board of Directors and the President and Secretary.

The Board of Directors for the reasons described herein has determined that the Merger is fair to and in the best interests of the Company's shareholders and, accordingly, has approved the Merger Agreement. Therefore, the Board of Directors believes that the Merger will provide the Company with an opportunity to move forward with new business operations. The Merger is a compelling transaction and provides benefits to the Company's shareholders based on potential business operations of Spotlight.

Spotlight Business Operations

Spotlight is an intellectual property company founded in mid 2011 and incorporated under the laws of the State of Iowa on March 23, 2012, to identify, validate and fund healthcare-focused companies founded for the purpose of commercializing intellectual property developed by major centers of academia in the United States. Spotlight focuses on investing in small capitalization ($5 million to $7 million in total value) healthcare-focused companies. The principals of Spotlight have been involved in all stages of the commercialization of healthcare intellectual property developed by some of the nation’s premier research and development institutions. Spotlight utilizes the skills of an extensive network of business professionals, each accomplished in areas of expertise including financial, technical, marketing and legal.

Regional Focus

Spotlight will pursue diverse transactions utilizing the following criteria: (i) focus primarily on companies that have valuations less than $7 million; (ii) invest in academically founded, intellectual property-driven companies functioning in basic healthcare industries, which are easy to understand and communicate, have distinct competitive advantages, have good management teams, have stable and growing earnings, and have low-to-moderate-valuation multiples; and (iii) target companies will be post-start up and have a proven business model with at least $1 to $5 million of revenue.

Spotlight intends to concentrate its intellectual property identification and development efforts within the states of Iowa, Illinois, Indiana, Kansas, Minnesota, Missouri, Nebraska, Ohio, South Dakota and Wisconsin, although it can seek opportunities elsewhere. Spotlight will connect with Universities within this geographic area, placing special emphasis on second-tier research schools and schools in smaller markets. The majority of these institutions have an Office of Intellectual Property (“OIP”). Those that do not have an OIP typically have dedicated personnel that direct intellectual property efforts. Spotlight has been successful in approaching institutions through the Provost office, Alumni office and directly through the OIP.

Intellectual Property Commercialization Partnerships

The companies that Spotlight has selected is diversified across healthcare sectors. These sectors have multiple pieces of intellectual property that could potentially be vertically integrated into one company per sector. Spotlight is dedicated to the following disciplines: (i) life sciences & medical; (ii) engineering and physical science; (iii) chemicals and materials; (iv) information technology; and (v) bio-pharma and pharma.

IP Emphasis

Spotlight will primarily seek what has recently been referred to as “Disruptive IP.” Disruptive IP technology has the potential to transform industries by changing core value propositions and thus changing the basis of competition in the affected industry. Spotlight will also seek “Serial IP.” Serial IP technologies improve existing product performance measured by the existing criteria used by existing customers. Serial IP can be thought of as sustaining or evolutionary product line extensions or improvements.

A forensic analysis of four hundred intellectual property transactions revealed a recurring pattern labeled the “102 Rule.” The 102 Rule roughly expresses the value proposition when intellectual property with transformative potential is purchased or licensed. The 102 Rule recognizes the relative cost of commercialization (x10) versus technology (x1). For every dollar paid to the licensor, $10 is spent by the licensee for commercialization activities. (The companies analyzed were concept, development, or early stage, and the majority were pre-revenue. A third of the transactions were tech transfer IP.)   This basic understanding of the relationship between disruptive IP technology and commercialization provides the formula for developing early valuations. For every dollar paid to the inventing University, Spotlight intends to spend an additional $10 on commercialization efforts. If the 102 Rule holds, Spotlight’s valuation (market cap) increases ten times as much as the amount spent on commercialization, although there is no guarantee that such model will exist with Spotlight.

Opportunity

Spotlight seeks to acquire 90% to 100% ownership and control of each company while allowing management an opportunity to earn back equity in an outgrowth performance-based formula. Spotlight will rely on subject matter experts and add-on management teams (supplemented with additional subcontractors and Spotlight personal as necessary) to run the day-to-day operations of portfolio companies. Typically, developing institution shareholders will retain a minority equity stake, a seller note (debt) and/or some other type of incentives with the intellectual property. Spotlight will provide proactive post-close governance of the portfolio companies by assisting with board-level support, acquisition sourcing, business development, government relations (grants), CFO oversight, operational improvements, and international expansion.

Each of the companies will operate within a performance plan and budgets, and will report to Spotlight via specific systems including accounting, legal, and annual, quarterly, and monthly goal setting and review. In addition to these proactive processes supported by Spotlight’s internal technology systems, Spotlight will maintain an active review and internal audit process to ensure that best practices are being implemented, and that marketing, sales, technology management, and strategy and performance goals are met.

Letter of Intent

On May 9, 2013, Spotlight entered into a letter of intent (the "Letter of Intent") with an unrelated biotech company (the "Bio-Tech Company"), pursuant to which Spotlight proposes to acquire a majority interest in the Bio-Tech Company by purchasing, in accordance with a private placement offering, previously unissued shares of common stock of the Bio-Tech company, which when fully issued will constitute approximately 90% of the total issued and outstanding stock of the Bio-Tech Company. The Bio-Tech Company is a Florida based pharmaceutical company developing specific cancer therapies for the human market. In accordance with the terms and provisions of the Letter of Intent, Spotlight will acquire, control and fund the Bio-Tech Company up to $3,000,000 over the next three years in accordance with certain milestones. Spotlight and the Bio-Tech Company anticipate that due diligence review by both parties and definitive acquisition documents and the milestone plan will be completed by August 31, 2013, if due diligence reviews are acceptable to Spotlight.

For a discussion on the management of Spotlight see Section entitled “Biography of Cristopher Grunewald” below.

Financials

The unaudited financial statements and footnotes thereto of Spotlight for the six month month period ended June 30, 2013 and fiscal year ended December 31, 2012 have been attached to this Information Statement as Exhibit A. The proforma financial statements and footnotes thereto of the Company and Spotlight for the six month period ended June 30, 2013 have been attached to this Information Statement as Exhibit B. The audited financial statements and footnotes thereto of the Company for fiscal year ended December 31, 2012 have been attached to this Information Statement as Exhibit C.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 54.5% of our voting power signed a written consent in favor of the Merger Agreement, we are authorized to file Articles of Merger with the Nevada Secretary of State. The merger will be effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF DIRECTOR AND
 CHIEF EXECUTIVE OFFICER

On July 22, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved Cristopher Grunewald be appointed as a member of the Board of Directors and as the Chief Executive Officer of the Company the Name Change Amendment. In accordance with the terms and provisions of the Merger Agreement, Steve Harding resigned as President of the Company and Cristopher Grunewald was appointed as the President of the Company effective July 24, 2013. In further accordance with the terms and provisions of the Merger Agreement, Steve Harding will resign as the Chief Executive Officer and as a member of the Board of Directors and Mr. Grunewald will be appointed as the Chief Executive Officer and a member of the Board of Directors of the Company. Our Bylaws provide authorization to the Board of Directors of the Company to fix from time to time by resolution that number of directors of the Company. Directors hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal. The Board of Directors intends to appoint Cristopher Grunewald as the sole member of the Board of Directors and as the President/Chief Executive Officer  of the Company to fill the vacancy created by Mr. Harding's resignation. Therefore, the Company's Board of Directors will consist of Mr. Grunewald. Mr. Harding is currently a member of the Board of Directors. For a description of his background and experience, including his principal occupations during the past five years and the name and principal business in which such occupations were carried on, and the nominating process, please refer to Directors and Executive Officers; Corporate Governance below.

Biography of Cristopher Grunewald.

Cristopher Grunewald.  During the past ten years, Mr. Grunewald has been involved as an innovative intellectual property entrepreneur and financial executive involving business development, healthcare technology and start-up projects for investment banking, institutional joint ventures and capital formation. He is skilled in venture start-ups, revenue enhancement, process management and due diligence processes, and has participated in the successful commercialization of intellectual property from major healthcare institutions. His areas of expertise have included: (i) managing start-up company processes from the idea stage to the revenue stage; (ii) assembling new partnerships and strategic alliances with universities, corporate partners and industry leaders; (iii) leading small groups of consultants, vendors and staff in solving strategic commercialization problems through the use of multi-disciplinary approaches; (iv) designing and implementing corporate development programs such as investor screening methods, start-up pro forma standardization and intellectual property valuation standardization; (v) research and report development, including company-wide due diligence, corporate intelligence, board briefings, investor reports and white papers; (vi) national and economic trend tracking and impact assessment; (vi) administering divisional budgets for due diligence, research, federal marketplace and capital formation activities; (viii) supporting start-up company presidents in market preparation and capture to include technology demonstration and performance sites; and (ix) conducting capital formation efforts with institutions, broker-dealers, individual investors, and family offices.

From 2008 through 2010, Mr. Grunewald was the Operations Vice President of a Midwest institutional healthcare business incubator, where he reported directly to the chief executive officer. Mr. Grunewald led corporate development and implementation of all day-to-day operations and due-diligence for a joint venture to successfully commercialize healthcare technology developed at a regional healthcare treatment and research center. As the sole operations executive, he served as key team builder while providing significant expertise in due diligence, technology transfer, underwriting and financing. Mr. Grunewald had a proven track record in intellectual property assessment, capital investment management, and corporate strategy development and implementation across multiple industries. Mr. Grunewald performed comprehensive operational execution to support the joint-venture intellectual property commercialization from 2008-2010. This commercialization formed the core technology to create eight companies. He designed over three hundred due diligence projects, and then recruited a worldwide research team to complete them. This was direct decision support for licensing, legal, start-up processes and revenue building. He raised $47,000,000 in equity funding for certain portfolio companies, including a telemedicine joint venture, in 2008-2009. He launched a non-diluted equity and federal marketplace program to identify and secure federal funding and contracts for each of the sister companies.

From 2002 through 2007, Mr. Grunewald was a Vice President at a private equity investment firm where he designed and oversaw real estate investment strategy and conducted start-up underwriting processes. Mr. Grunewald selected and supervised consultants and employees for all executive functions including legal, capital, financial analysis, accounting and controls, and risk management. He directed a management team that developed and managed a regional securities representative network, and hired the sales team, as well as managing all start-up, operational and marketing processes. Mr. Grunewald also developed securities and partnership documents, directed legal counsel, negotiated agreements and contracts, supervised development and implementation of corporate acquisitions, deployed start-of-the-art back office systems and managed implementation of system resulting in increased best practices, translated the feasibility of secondary marketplace findings at the idea-level into initial funding, secondary funding and investor communication for start-ups, and conducted nationwide market introduction and penetration, including marketing plan development and execution of the business plan.

Mr. Grunewald earned a Bachelor of Science in Liberal Arts from Iowa State University, Iowa. Mr. Grunewald attended the National Geospatial Intelligence Agency School, Ft. Belvoir, Virginia.

Family Relationships

There are no family relationships among the Company's current directors or officers and Mr. Grunewald.

Involvement in Certain Legal Proceedings

During the past five years, Mr. Grunewald has not been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which Mr. Grunewald was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 54.5% of our voting power signed a written consent ratifying the appointment of Cristopher Grunewald as a member of the Board of Directors and the President of the Company, we are authorized to appoint Mr. Grunewald and to file a Current Report on Form 8-K with the Securities and Exchange Commission. The appointment of Cristopher Grunewald will be effective simultaneously with consummation of the merger and the filing of the Articles of Merger with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL III
AMENDMENT OF THE ARTICLES OF INCORPORATION
TO EFFECT THE NAME CHANGE

On July 22, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Name Change Amendment. The Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation to be filed with the Nevada Secretary of State.

Purpose and effect of the Name Change

In accordance with the terms and provisions of the Merger Agreement and based upon the change in business operations, our Board of Directors believes that the amendment to the Articles of Incorporation to change the name from "American Exploration Corporation" to "Spotlight Innovation Inc." is necessary in light of the proposed future business operations of the Company. The Company has been an exploration stage company engaged in the acquisition, exploration and development of oil and gas properties in North America, primarily in the United States. Its primary focus was the acquisition of mineral leases located in Mississippi. However, with consummation of the Merger Agreement, the business operations will change to commercialization of healthcare intellectual property.

Spotlight was founded to identify, validate and finance healthcare-focused companies founded for the purpose of commercializing intellectual property developed by major centers of academia in the United States.

The Board of Directors, therefore, believes that the name "Spotlight Innovation Inc." will better reflect the evolution of the Company's future business operations.

Effective Time of the Name Change Amendment

We intend to file, as soon as practicable on or after the tenth (10th) day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Name Change with the Secretary of State of Nevada. The Name Change Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Name Change Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Name Change Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 54.5% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Name Change. The Name Change and the Name Change Amendment will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL IV
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On July 22, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the  amendment the Company's Articles to increase the authorized share capital of the Company from 2,100,000,000 shares of common stock to 4,000,000,000 shares of common stock with the same par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including those contemplated by the Merger Agreement, the business operations of Spotlight and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company. However, there are no definitive agreements in place regarding future issuances.

The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements, other than that contemplated by the Merger Agreement, regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Share Capital. Also, the Increase in Authorized Shares will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Increase in Authorized Shares is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

Effective Time of the Authorized Capital Amendment

We intend to file, as soon as practicable on or after the 10th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the creation of the Authorized Capital Amendment with the Secretary of State of Nevada. The Authorized Capital Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 54.5% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and Increase in Authorized Share Capital, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Nevada Secretary of State. The Increase in Authorized Capital will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL V
AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CREATE PREFERRED STOCK

On July 22, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment to the Company's Articles to create an aggregate of 5,000,000 shares of preferred stock, $0.001 par value per share, including 4,000,000 Preferred shares, which are designated as blank check preferred stock, 500,000 shares of Preferred Stock of the Company designated as “Series A Preferred Stock,” and 500,000 shares of Preferred Stock of the Company designated as “Series C Preferred Stock,” (collectively the Series A Preferred Stock and Series C Preferred Stock are sometimes hereinafter referred to as the “Preferred Stock”), with the par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available shares of preferred stock for issuance for general corporate purposes, the business operations of Spotlight and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Creating the Preferred Stock will provide the Company with greater flexibility and allow the issuance of shares of Preferred Stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

Blank Check Preferred Stock

The 4,000,000 shares of Preferred Stock which have not been designated as set forth below will be deemed blank check. Pursuant to the Preferred Stock Amendment the Board of Directors of the Company will have the authority to issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shell be stated in the resolution of the Board of Directors without obtaining prior approval of the shareholders of the Company. As stated above the Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Creating the Preferred Stock will provide the Company with greater flexibility and allow the issuance of shares of Preferred Stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

Series A Preferred Stock

The 500,000 shares of Series A Preferred Stock will have the rights, powers and preferences contained in the Certificate of Designation created by the Board of Directors. A summary of the material rights, powers and preferences of the Series A Preferred Stock is set forth below, the more thorough description of the rights, powers and preferences of the Series A Preferred Stock is set forth in the Certificate of Designation: holders of the Series A Preferred Stock have a preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and shall receive, before any payment shall be made to the holders of Common Stock an amount per share equal to the greater of (i) $77.98, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock; on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible; each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by multiplying each share of Series A Preferred Stock by 100; dividend per share of Series A Preferred Stock is equal to the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock; upon the date that is fifty-six (56) months following the original issuance of the Series A Preferred Stock, (a) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the Series A Conversion Price and (b) such shares may not be reissued by the Company. Upon the first day of the forty-second (42nd) month following the Series A Original Issue Date, shares of Series A Preferred Stock may be redeemed by the Company out of funds lawfully available therefor at a price equal to seventy-three dollars and forty-four cents ($73.44) per share

Series C Preferred Stock

The 500,000 shares of Series C Preferred Stock will have the rights, powers and preferences contained in the Certificate of Designation created by the Board of Directors. A summary of the material rights, powers and preferences of the Series C Preferred Stock is set forth below, the more thorough description of the rights, powers and preferences of the Series C Preferred Stock is set forth in the Certificate of Designation: dividends at the rate per annum of $0.01 per share shall accrue on such shares of Series C Preferred Stock (subject to adjustment); holders of the Series A Preferred Stock have a preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and shall receive, before any payment shall be made to the holders of Common Stock an amount per share equal to any dividends declared but unpaid thereon; each holder of outstanding shares of Series C Preferred Stock is entitled to cast the number of votes equal to the number of Series C Preferred Stock multiplied by sixty-nine (69); upon the first day of the sixtieth (60th) month following the Series C Original Issue Date, shares of Series C Preferred Stock may be redeemed by the Company out of funds lawfully available therefore at a price equal to one dollar ($1.00) per share; and the Series C Preferred Stock is not convertible into shares of common stock of the Company.

General

The Board of Directors will have the authority to create and issue authorized shares of Preferred Stock without requiring future approval from the shareholders, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Preferred Stock are created and or issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, will be dilutive to the existing shareholders. Any such issuance of additional shares of Preferred Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

The Company has current plans, although there is no guarantee it will come to fruition, to issue shares of Preferred Stock as a means of obtaining financing to fund the business of the Company, and to potentially create a new class of Preferred Stock. Also, the creation of the Preferred Stock may be construed as having an anti-takeover effect. Although creation of the Preferred Stock is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the Preferred Stock to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's Preferred Stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the board of directors.

Effective Time

We intend to file, as soon as practicable on or after the ten (10th) day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Preferred Stock Amendment with the Secretary of State of Nevada. The Preferred Stock Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation and Certificate of Designation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Preferred Stock Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 54.5% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation, the Certificate of Designation for the Preferred Stock, and Preferred Stock Amendment, we are authorized to file Articles of Amendment to the Articles of Incorporation and the Certificate of Designation for the Preferred Stock with the Nevada Secretary of State. The Preferred Stock Amendment and the Certificate of Designation for the Preferred Stock will be effective upon the filing of the Articles of Amendment and the Certificate of Designation for the Preferred Stock with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

PROPOSAL VI
GRANT AUTHORITY TO THE BOARD OF DIRECTORS
TO CONDUCT UP TO A ONE FOR FIVE HUNDRED SHARE
REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

On July 22, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Reverse Stock Split upon receipt of all necessary regulatory approvals and the passage of all necessary waiting periods. The Reverse Split would reduce the number of outstanding shares of our common stock but have no effect on the number of authorized shares of Common Stock or Preferred Stock.

The Board of Directors has determined that it is in the Company’s best interests to effect the Reverse Split and has considered certain factors including, but not limited to, the following:

(i) current trading price of the Company’s shares of common stock on the OTC BB market and potential to increase the marketability and liquidity of the Company’s common stock;

(ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios;

(iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets;

(iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates; and

(v) provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the Reverse Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the Reverse Split will have the desired benefits.

The Reverse Split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock, and the Reverse Split would affect all common stockholders uniformly. This process, that is known as a reverse split, would take 500 shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the Reverse Split and convert those shares into one share of the post-reverse stock split common stock. The conversion rate of all securities convertible into common stock other than the outstanding Preferred Stock would be proportionately adjusted.

The Board of Directors has indicated that fractional shares will not be issued. Instead, the Company will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that shareholder did immediately prior to the Reverse Split, subject to a reduction in voting power due to the increased voting power of the preferred stock and except for minor adjustment due to the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders. There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects

The Reverse Split will be effected by filing an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing. The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the requisite approvals are received and the requisite waiting periods have passed.

The Company is currently authorized to issue 2,100,000,000 shares of its common stock of which 120,273,333 shares are currently issued and outstanding. The Reverse Split of the Company’s common stock will not cause a decrease in the number of authorized shares of common stock. The Reverse Split will, however, reduce the number of issued and outstanding shares of common stock from 120,273,333 to approximately 240,547 shares. The Reverse Split will not have any effect on the stated par value of the common stock.

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company's common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by 500, with an adjustment for any fractional shares. (Fractional shares will be rounded up into a whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company's common stock will remain virtually unchanged, subject to a reduction in voting power due to the increased voting power of the preferred stock and except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split, except as described above in connection with the increase in relative voting power of the Series A preferred stock. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. All shares, options, warrants or convertible securities that the Company has agreed to issue other than the Preferred Stock (or agrees to issue prior to the effective date of the Reverse Split), also will be appropriately adjusted for the Reverse Split, with the exception of the Preferred Stock which are addressed in the Certificate of Designation for the Preferred Stock. Shareholders holding greater than .5% fractional interest will be rounded up to the nearest whole share.

As a result of the proposal to conduct a Reverse Split, the Company will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of shareholder value represented by the common stock being further diluted by additional share issuances. The proposed Reverse Split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares. The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company. The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued. After the Reverse Split, if the board of directors would then issue the balance of the authorized shares, that action would have a material dilutive effect upon existing shareholders The board of directors may have future plans, understandings, agreements or commitments to issue additional shares of stock for any purpose, including financings. The Company currently has a financing plan that may include the issuance of preferred or common shares of stock in the Company The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of the Company. The Company's stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company's stock.

After the taking of any action to conduct or authorize the Reverse Split is filed there is not a requirement that shareholders obtain new or replacement share certificates. Each of the holders of record of shares of the Company’s common stock that is outstanding on the effective date of the Reverse Split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Reverse Split.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our board of directors and holders of approximately 54.5% of our voting power signed a written consent in favor of the Reverse Split, we are authorized to file documentation with FINRA. The Reverse Split will be effective after the filing of an Issuer Notification Form and associated documents with FINRA, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 2,100,000,000 shares of common stock, par value $0.001 per share of which 120,273,333 shares were outstanding on July 22, 2013. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Transfer Online Inc., 512 SE Salmon Street, Portland, Oregon 97214.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Merger Agreement, the appointment of Mr. Grunewald, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment, and the Reverse Split. The securities that are entitled to vote approval of the Merger Agreement, ratification of the appointment of Mr. Grunewald, the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Reverse Split consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on July 22, 2013, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on July 22, 2013 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 2,100,000,000 shares of common stock authorized with a stated par value of $0.001, of which 120,273,333 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 54.6% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Five above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company
Cristopher Grunewald	40	President
Steven Harding	54	Chief Executive Officer/Principal Executive Officer and a Director
Brian Manko	47	Chief Financial Officer,

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Cristopher Grunewald.  Mr. Grunewald's biography is set forth above.

Steve Harding

Mr. Harding has been the Company's Chief Executive Officer and a member of our board of directors since October 29, 2008. Mr. Harding has thirty years of experience in the oil and gas exploration industry within numerous geological basins both within and outside of North America. He has occupied various senior positions within EnCana Corp., and its predecessors Alberta Energy and Husky Energy. From October 2003 to December 2004 he was the vice president, Northern Canada and the vice president Alaska/MacKenzie Delta from 2002 to September 2003. From 1998 to 2002 he was an exploration manager for Alberta Energy in their New Ventures Group and the chief geologist/geoscientist at Husky Energy from 1994 to 1998. Since March 2005 he has acted as a self-employed consultant, responsible for evaluating oil and gas assets for a number of private and public companies from a technical and business viability perspective. In the latter half of the 1980's, he was responsible for developing the geological model, which lead to the discovery of the White Rose field in offshore Newfoundland. The White Rose field is believed to hold estimated reserves of 450 - 500 Million barrels of oil and 3-4 trillion cubic feet of gas, and currently produces approximately 110,000 barrels per day. While at EnCana, he also negotiated and secured the largest exploration position in the US and Canadian Arctic, leading to the discovery of the Umiak field 2004 and receiving a Department of Minerals Management Service corporate citizen award in 2003 for outstanding cultural and environmental efforts in Alaska.

Mr. Harding received his Honours Bachelor of Science degree in Geology from McMaster University in 1982 and his Masters degree in Geology from the University of Alberta in 1985.

Brian Manko

Mr. Manko has been the Company's Chief Financial Officer since February 1, 2009. During the past twenty-one years, Mr. Manko has been involved with private and public companies involving a wide range of industries. From 2009 to present, Mr. Manko has concurrently held various Controller/CFO positions on a contract basis.  From 2000 to present, Mr. Manko has been directly involved with private money management as an institutional investor and private investor specializing in the capital markets, currency markets and commodity markets. From approximately 2003 to present, Mr. Manko has been a director for Morbank Mortgage Investment Company. From approximately 1996 to 2000, Mr. Manko worked as an equity broker with Levesque Securities and Research Capital. From approximately 1992 to 1996, Mr. Manko was employed by Johnson & Johnson is its pharmaceuticals divisions. Mr. Manko is also currently working in an executive financial position with a chapter of a national volunteer group.

Mr. Manko earned a Bachelor of Commerce degree in 1992 from the University of Calgary. In addition, he completed his CMA accounting designation in June 2010.

Committees of the Board of Directors

As of the date of this Information Statement, the Company has not established an audit committee, a compensation committee nor a nominating committee. In the event the Merger Agreement is consummated, the Company intends within this fiscal year to establish such committees and adopt and authorize certain corporate governance policies and documentation.

Family Relationships

There are no family relationships among the Company's current directors or officers.

Involvement in Certain Legal Proceedings

During the past five years, none of the Company's directors, executive officers or persons that may be deemed promoters is or have been involved in any legal proceeding concerning: (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2012.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal years ended December 31, 2012 and 2011 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($) (2)(3)

Steve Harding President and CEO	2012 2011	180,000 180,000	-0- -0-	-0- -0-	-0- -0-		-0- -0-	-0- -0-	-0- -0-	180,000 180,000

Brian Manko, Chief Financial Officer	2012 2011	33,000 33,000	-0- -0-	-0- -0-	-0- 13,892	(1)	-0- -0-	-0- -0-	-0- -0-	33,000 46,892

(1)	This amount represents the fair value of these Stock Options at the date of grant which was estimated using the Black-Scholes option pricing model.
(2)	Messrs. Harding and Manko have agreed to enter into a settlement agreement waiving a portion and/or all of accrued salary to date in the event the Merger is consummated.

Stock Options/SAW Grants in Fiscal Year Ended December 31, 2012

The following table sets forth information as at December 31, 2012 relating to Stock Options that have been granted to the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Steve Harding, President/CEO	-0-	-0-	-0-	n/a	n/a	n/a	n/a	n/a	n/a

Brian Manko CFO	-0-	-0-	-0-	n/a	n/a	n/a	n/a	n/a	n/a

The following table sets forth information relating to compensation paid to the Company's directors during fiscal year ended December 31, 2012 and 2011.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Manmohan Minhas 2011	-0-		-0-	43,187	(1)	-0-	-0-	-0-	43,187

Steve Harding 2012 2011	-0- -0-	(2)	-0- -0-	-0- -0-		-0- -0-	-0- -0-	-0- -0-	-0- -0-

Herb Dhaliwal 2011	-0-		-0-	43,187	(3)	-0-	-0-	-0-	43,187

(1)
Mr. Minhas was granted 100,000 Stock Options on September 14, 2009 of which 33,333 Stock Options vested immediately, 33,333 Stock Options shall vest September 14, 2012 and the remaining 33,334 Stock Options shall vest September 14, 2015. The 33,333 Stock Options are exercisable into 33,333 shares of common stock at $0.80 per share with a Black Scholes valuation of $31,666.

Mr. Minhas was granted 50,000 Stock Options on March 14, 2011, which all vested immediately. The 50,000 Stock Options are exercisable into 50,000 shares of common stock at $0.13 per share with a Black Sholes valuation of $7,464. Mr. Minhas was granted a further 400,000 Stock Options on April 20, 2011, which all vested immediately. The 400,000 Stock Options are exercisable into 400,000 shares of common stock at $0.09 per share with a Black Sholes valuation of $35,723. Mr. Minhas resigned from the Board of Directors effective November 24, 2011. As of the date of this Information Statement, all Stock Options have expired by their terms based upon Mr. Minhas' resignation.

(2)	Mr. Harding’s compensation has been disclosed above in the “Summary Compensation Table” as compensation related to his executive position as President/Chief Executive Officer.

(3)
Mr. Dhaliwal was granted 300,000 Stock Options on September 25, 2009 of which 100,000 Stock Options vested immediately, 100,000 Stock Options shall vest September 14, 2012 and the remaining 100,000 Stock Options shall vest September 14, 2015. The 100,000 Stock Options are exercisable into 100,000 shares of common stock at $0.80 per share with a Black Scholes valuation of $95,000.00.

Mr. Dhaliwal was granted 50,000 Stock Options on March 14, 2011, which all vested immediately. The 50,000 Stock Options are exercisable into 50,000 shares of common stock at $0.13 per share with a Black Sholes valuation of $7,464. Mr. Dhaliwal was granted a further 400,000 Stock Options on April 20, 2011, which all vested immediately. The 400,000 Stock Options are exercisable into 400,000 shares of common stock at $0.09 per share with a Black Sholes valuation of $35,723. Mr. Dhaliwal resigned from the Board of Directors effective November 24, 2011.  As of the date of this Information Statement, all Stock Options have expired by their terms based upon Mr. Dhaliwal's resignation.

Employment and Consulting Agreements

As of the date of this Information Statement, the Company has entered into verbal month-to-month contractual relationships with certain of its executive officers and directors as follows.

As of November 1, 2008, the Company entered into a contractual relationship with Perfect Ocean Investments Inc. (“POI”) regarding the engagement and compensation of Steve Harding, its current President/Chief Executive Officer (the “Harding Arrangement”). In accordance with the terms and provisions of the Harding Arrangement, the company pays a monthly salary of $10,000 to POI as compensation for Mr. Harding. A Board Resolution was passed on November 24, 2009, by Board members excluding Mr. Harding, that his monthly salary would be increased to $15,000, to better align with professional compensation recognized from salary surveys conducted by the Association of Engineers, Geologists and Geophysicists of Alberta (A.P.E.G.G.A.).

As of February 1, 2009, the Company entered into a contractual relationship with Manko Business Consulting Corp. (“MBCC”) regarding the engagement and compensation of Brian Manko, its current Chief Financial Officer (the “Manko Arrangement”). In accordance with the terms and provisions of the Manko Arrangement, the Company pays a monthly salary of $2,750 to MBCC as compensation for Mr. Manko.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
 AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of July 2, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of July 2, 2013, there were 120,273,333 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

	Amount and Nature of Beneficial Ownership Prior to Reverse (1)		Percentage of Beneficial Ownership Prior to Reverse	Amount and Nature of Beneficial Ownership After Reverse (5)	Percentage of Beneficial Ownership After Reverse
Directors and Officers:

Cristopher Grunewald	-0-		-0-	-0-	-0-

Steve Harding Suite 1520, 700 6th Ave SW Calgary, Alberta T2P0T8	2,483,333	(2)	2.1%	4,300	1.8%

Brian Manko 407 2nd Street SW Calgary, Alberta Canada T2P 2Y3	500,000	(3)	Nil	600	Nil

All executive officers and directors as a group (3 persons)	2,983,333	(4)	2.5%	4,900	2.0%

5% or Greater Beneficial Owners:

Orange Investments Ltd. Loyalist Plaza, Don Mackay Blvd. P.O. Box AB-20377 Marsh Harbor Abaco, Bahamas	60,000,000		49.8%	120,000	49.8%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Information Statement. As of the date of this Information Statement, there are 120,273,333 shares issued and outstanding.

(2)
This figure consists of: (i) 2,150,000 shares of common stock; and (ii) 333,333 vested Stock Options which are exercisable by Mr. Harding to purchase 333,333 shares of our common stock at an exercise price of $0.80 per share expiring on September 14, 2019. In the event the Merger is consummated, the Stock Options will be cancelled.

(3)
This figure consists of: (i) 300,000 shares of common stock; (ii) 50,000 vested Stock Options which are exercisable by Mr. Manko to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share expiring on September 14, 2019; and (iii) 150,000 Stock Options which are exercisable by Mr. Manko to purchase 150,000 shares of our common stock at an exercise price of $0.09 per share expiring on April 20, 2021. In the event the Merger is consummated, the Stock Options will be cancelled.

(4)
This figure consists of: (i) 2,450,000 shares of common stock; (ii) 383,333 vested Stock Options to purchase 383,333 shares of our common stock at an exercise price of $0.80; and (iii) 150,000 Stock Options to purchase 150,000 shares of our common stock at an exercise price of $0.09 per share.

(5)
In the event the Reverse Stock Split is effected, the total issued and outstanding shares of common stock will be reduced from 120,273,333 to 240,547 shares. In the event the Merger is consummated, Messrs. Harding and Manko will resign from their respective positions.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock and the restatement of the par value of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for quarterly period ended March 31, 2013, our Annual Report on Form 10-K for fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

AMERICAN EXPLORATION CORPORATION
Suite 1520, 700 6th Ave SW
Calgary, Alberta
Canada T2P 0T8

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: October 28, 2013

By Order of the Board of Directors
/s/ Steve Harding
Chief Executive Officer and Director